UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2009
ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)
(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 4, 2009, Oncothyreon Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) appointed Diana Hausman, M.D., as Vice President, Clinical Development. Dr. Hausman’s employment will commence on September 1, 2009 and her responsibilities will include overseeing clinical development activities that will support the advancement of the Company’s pipeline of oncology product candidates into late phase clinical trials.
     Dr. Hausman, age 46, served in a variety of positions at Zymogenetics, Inc. of Seattle, Washington, from 2005 to 2009, most recently as Senior Director, Clinical Research, in which position she managed medical directors for all therapeutic areas, including oncology, autoimmune disease and virology. From 2002 until 2009, Dr. Hausman served as Senior Associate Medical Director at Berlex Inc. in Seattle, Washington. During her time at Berlex Inc., Dr. Hausman was the global leader of medical development for sargamostim in Crohn’s disease.
     Pursuant to the offer letter, dated as of July 6, 2009, by and between the Company and Dr. Hausman (the “Offer Letter”), she is entitled to a base annual salary of $290,000 and is eligible to receive an annual bonus of up to 30% of this annual base salary, or $87,000, assuming performance at “target.”
     In accordance with the Offer Letter and the terms of the Company’s Share Option Plan and the form of stock option agreement promulgated thereunder, Dr. Hausman will be granted an option to purchase 30,000 shares of the Company’s common stock as soon as practicable after her employment commences on September 1, 2009. One-fourth of the shares underlying Dr. Hausman’s option will vest on each anniversary of the date of grant, such that the shares underlying the option will be fully vested on the fourth anniversary of the date of grant.
     In addition, Dr. Hausman is entitled to four weeks of paid vacation per year and ten paid holidays and is entitled to participate in the benefit plans made available to the Company’s employees generally. Dr. Hausman is also eligible for Company matching contributions into the Company’s 401(k) plan up to a maximum of 3% of her monthly gross salary (subject to maximums determined by law).
     Finally, the Offer Letter specifies that if her employment is terminated for other than “cause” (as defined in the Offer Letter), Dr. Hausman shall be entitled to a lump sum payment equal to the sum of six months’ base pay and one-half of her annual bonus assuming performance at target less any required withholding.
     A copy of the press release of the Company announcing Dr. Hausman’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Offer Letter is qualified in its entirety by the terms of the Offer Letter, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Offer Letter dated July 6, 2009 between the Company and Diana Hausman, M.D.

99.1	Press Release of the Company dated August 4, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.
By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
Chief Executive Officer and President

Date: August 4, 2009

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Offer Letter dated July 6, 2009 between the Company and Diana Hausman, M.D.

99.1	Press Release of the Company dated August 4, 2009.